================================================================================
As filed with the Securities and Exchange Commission on August 17, 2000
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                          SANTA FE GAMING CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

        Nevada                                      7990                      88-0304348
(State or Other Jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer
 Incorporation or Organization)         Classification Code Number)        Identification No.)

                           -------------------------

                              4949 N. Rancho Dr.,
                            Las Vegas, Nevada 89130
                                (702) 658-4300
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                           -------------------------

                          SANTA FE GAMING CORPORATION
                      1993 KEY EMPLOYEE STOCK OPTION PLAN
                             (Full Title of Plan)

                           -------------------------

                                Paul W. Lowden
                          Santa Fe Gaming Corporation
                              4949 N. Rancho Dr.
                            Las Vegas, Nevada 89130
                                (702) 658-4300
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                           -------------------------

                                  Copies to:
                            Karen E. Bertero, Esq.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                      Los Angeles, California 90071-3197
                                (213) 229-7973

                                      CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                  Proposed           Proposed
                                                                  Maximum             Maximum
                                              Amount              Offering           Aggregate         Amount of
          Title of Securities                  to be             Price Per           Offering         Registration
           to be Registered                Registered(1)          Share(2)           Price(3)            Fee(4)
---------------------------------------------------------------------------------------------------------------
     Common Stock, par value $0.01           1,239,070            $4.7188           $5,846,924          $1543.58
================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration as set forth in the Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c). On August 15, 2000, the most recent practicable date, the high and low prices per common share reported were $4.875 and $4.5625 respectively, for an average price of $4.7188 per common share.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act, based on the number of shares of common stock issuable pursuant to the Plan multiplied by the proposed maximum aggregate offering price per share calculated as described in (2) above.
(4) Calculated by multiplying $0.000264 the proposed maximum aggregate offering price calculated as described in (3) above.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), and relates to 1,239,070 shares of common stock, par value $0.01 per share ("Common Stock") of the Company issuable pursuant to the Santa Fe Gaming Corporation 1993 Key Employee Stock Option Plan (the "Plan").

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     a) the Company's Annual Report on Form 10-K for the year ended September 30, 1999, and all amendments thereto;

     b) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

     c)   the Company's Current Report on Form 8-K dated June 16, 2000; and

     d) the description of the Company's common stock contained under the caption "Description of Registrant's Securities to be Registered" in its Registration Statement on Form 8-A, filed with the Commission on August 25, 1993, and any amendments or reports filed for the purpose of updated such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the fullest extent legally permissible under the general corporation law of Nevada. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.

     The Company's Bylaws also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

     Further, the Plan provides that neither the members of the Board of Directors nor any members of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any award granted under it, and they are entitled to indemnification and reimbursement from the Company due to liability incurred with respect to the Plan or any award granted thereunder (including attorneys' fees, settlement costs if approved by independent legal counsel, and judgments other than bad faith) to the fullest extent permitted by law and under any directors and officers liability insurance policy maintained by the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.      Description
-----------      -----------

   3.1 Articles of Incorporation of the Company (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

   3.2 Certificate of Designation for Exchangeable Redeemable Preferred Stock. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

   3.3           Amended and Restated Bylaws of Santa Fe Gaming Corporation.
                 (Previously filed with the Securities and Exchange Commission as an exhibit to Santa Fe Gaming Corporation's Report on Form 10-Q for the quarter ended March 30, 1999 and incorporated herein by reference.)

   4.1 1993 Key Employee Stock Option Plan (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.)

   5.1           Opinion of Jones Vargas.

   23.1          Consent of Jones Vargas (contained in Exhibit 5.1).

  23.2           Consent of Deloitte & Touche LLP.

  24 Power of Attorney (included on Page S-1 of this registration statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 17th day of August, 2000.

                              SANTA FE GAMING CORPORATION

                              By: /s/ Thomas K. Land
                                  ______________________________________________
                                  Thomas K. Land
                                  Senior Vice President and Chief Financial
                                  Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints PAUL W. LOWDEN and THOMAS K. LAND his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name and Signature                               Title                                   Date
    ------------------                               -----                                   ----

/s/ Paul W. Lowden                          Chairman of the Board                       August 16, 2000
____________________________________
Paul W. Lowden                              and President
                                            (Principal Executive Officer)


/s/ Thomas K. Land                          Director and Chief Financial                August 16, 2000
____________________________________
Thomas K. Land                              Officer (Principal Financial
                                            and Accounting Officer)


/s/ James W. Lewis                          Director                                    August 16, 2000
____________________________________
James W. Lewis


/s/ Suzanne Lowden                         Director                                     August 16, 2000
____________________________________
Suzanne Lowden

/s/ John W. Delaney
____________________________________        Director                                    August 16, 2000
John W. Delaney

                                            Director                                    August __, 2000
____________________________________
David H. Lesser

/s/ Howard E. Foster                        Director                                    August 17, 2000
____________________________________
Howard E. Foster

                                 Exhibit Index

Exhibit No.       Description
-----------       -----------

    3.1 Articles of Incorporation of the Company (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

    3.2 Certificate of Designation for Exchangeable Redeemable Preferred Stock. (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-4 (No. 33-67864) and incorporated herein by reference.)

    3.3           Amended and Restated Bylaws of Santa Fe Gaming Corporation.
                  (Previously filed with the Securities and Exchange Commission as an exhibit to Santa Fe Gaming Corporation's Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.)

    4.1 1993 Key Employee Stock Option Plan (Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.)

    5.1           Opinion of Jones Vargas.

    23.1          Consent of Jones Vargas (contained in Exhibit 5.1).

    23.2          Consent of Deloitte & Touche LLP.

    24 Power of Attorney (included on Page S-1 of this registration statement).